                                                                  EXHIBIT 10(hh)

                              AMENDMENT OF LEASE
                              ------------------

     THIS AMENDMENT OF LEASE effective as of March 31, 1994 between EQUITABLE FEDERAL STREET REALTY COMPANY LIMITED PARTNERSHIP, a Massachusetts limited partnership having an address at 75 State Street, Boston, Massachusetts 02109 ("Landlord"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association duly organized and existing under the laws of the United States of America having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 ("Tenant").

                                  BACKGROUND
                                  ----------

     Landlord and Tenant are Landlord and Tenant, respectively, under an Indenture of Lease having an effective date as of September 1, 1991 (the "Original Lease") covering certain premises at 100 Federal Street, Boston, Massachusetts, as amended by a letter agreement dated February 5, 1992 and by an Amendment of Lease dated July 1, 1993 (as so amended, the Original Lease shall be referred to hereinafter as the "Lease"). The parties desire to amend the Lease in certain respects all as hereinafter set forth. Capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.

                              W I T N E S S E T H
                              -------------------

     Now therefore, Landlord and Tenant hereby agree that the Lease is hereby amended as follows:

     A. The Lease is hereby amended by adding the following Articles XXI and XXII thereto:

                                  ARTICLE XXI
                                  -----------
                                 THE CAFETERIA
                                 -------------

     1. Schedule P is hereby amended by adding a new classification of Space entitled Space C, consisting of the area on Floor 1B of the Building presently used as a cafeteria and shown on Schedule C hereto. The term of the Lease for Space C shall be ten (10) years commencing on September 1, 1993 and expiring on August 31, 2003. Space C is leased "as is". Without limitation, Landlord has no obligation to bring Space C into the condition required by Schedule COND or into compliance with the Americans With Disabilities Act (except that Landlord shall bring the employee restrooms in Space C into compliance with such Act, if required) or to provide any Tenant Improvement Allowance. Except as provided in the preceding sentence, Tenant shall be responsible for compliance with all legal requirements applicable to Space C, including the Americans With Disabilities Act.

     Space C is not a part of Space A or Space B during such ten-year term.

     However, Tenant shall have the option to extend the term of the Lease for Space C for a period which will end with the expiration of the initial term of the Lease for Space B. Tenant shall exercise such option of extension by notice to Landlord given not later than the last to

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occur of (i) August 31, 2002 or (ii) the expiration of thirty (30) days following notice from Landlord to Tenant, given not sooner than July 1, 2002, that Tenant's option of extension has not been exercised by Tenant. However, in any event, the term of the Lease for Space C shall expire on the day scheduled therefor, viz., August 31, 2003, without extension if such option to extend shall not have been exercised prior to such day even if Landlord shall not have given Tenant such notice.

     If Tenant shall exercise such option to extend, then Space C shall become a part of Space B for purposes of establishing the duration of the term of the Lease for Space C and the rights of Tenant to extend the term of the Lease for Space C.

     2. Tenant agrees, with reference to Space C (the "Cafeteria") and its operations, as follows:

     a) Promptly after the execution hereof, to carry out a program (the "Program") of capital improvements, including improvements to the kitchen facilities of the Cafeteria, as may be required, in Tenant's judgment, to up-grade the existing Cafeteria to first-class quality and modern condition. The Program shall be subject to Landlord's approval on the same basis, and subject to the same qualifications, as are applicable to alterations, additions and improvements to the Premises as provided in Section 6 of Article V, except that (x) the reference in the cited Section to "readapt[ation of] the Premises to normal office use" shall not be applicable, nor shall the reference to Schedule COND be applicable, (y) Landlord's rights of approval shall not extend to interior decor and layout (which shall not affect structure or building systems), except at the points where Space C is entered from Common Areas of the Building and any other areas which are visible from such Common Areas, and (z) "$500,000" appearing in the second paragraph of such Section 6 shall be deemed amended to "$100,000."

          Tenant has represented to Landlord that, in carrying out the Program, it is Tenant's intention that there shall be expended approximately SEVEN HUNDRED THOUSAND and 00/100 DOLLARS ($700,000.00). However, Tenant shall not be in breach of such representation so long as the aggregate expenditure in the modernization Program is in the order of magnitude of $700,000.00, the $700,000.00 figure not being intended as a minimum.

     b) Tenant agrees that the Cafeteria shall be operated in a first-class fashion and in accordance with Schedule REST to the Lease. To that end, Tenant agrees that, if the Cafeteria is operated by a food service management company and not by Tenant, such company shall be obligated in the instrument effecting the legal arrangement between such company and Tenant so to operate the Cafeteria and such instrument shall explicitly provide that a failure on the part of such company to meet such standards shall entitle Tenant to terminate further employment, or the license or subtenancy, of such company, as the case may be, for the operation of the Cafeteria. Tenant agrees to use all reasonable efforts to enforce the food service management company's undertaking relative to standards of operation.

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          Tenant has advised Landlord that Tenant has engaged Sodexho
          ("Sodexho"), to operate the Cafeteria and has provided Landlord with a copy of that part of Tenant's contract with Sodexho relating to the Cafeteria. If Tenant shall at any time propose to make an arrangement with some other food service operation, the identity of the operator thereof shall be subject to the prior approval of Landlord, such approval not unreasonably to be withheld. To facilitate the approval process, Tenant may submit to Landlord a list of proposed operators (together with information describing such operators and their other operations) for Landlord's approval in advance of the selection of a specific operator, and Landlord shall give or expressly deny such approval to those operators on such list within ten (10) business days after such list and information are presented to Landlord. The failure of Landlord to disapprove any operator on such list shall constitute approval thereof. Tenant may, thereafter, select any operator of the Cafeteria from such list which shall not have been disapproved without further approval by Landlord. Any dispute relative to the acceptability of a proposed food service management company or any one or more of such companies in a list thereof presented by Tenant shall be resolved by arbitration pursuant to Schedule ARB.

          The form of legal arrangement into which Tenant enters with any food service management company, i.e., whether by way of sublease, license, management contract or other formulation shall be at Tenant's discretion but the substance of such arrangement shall be subject to the approval of Landlord which Landlord agrees not unreasonably to withhold. Landlord's approval of any such proposed substitute food management company and the arrangement with reference thereto shall be given or explicitly denied not later than ten (10) business days after notice of the identity or identities of food service management companies (together with information describing such companies and their other operations) is given to Landlord and, in respect of the legal arrangement Tenant proposes to enter into, not later than ten
          (10) business days after delivery to Landlord of a true and correct copy of the instrument effecting the legal arrangement to the extent that such instrument relates to the Cafeteria (to the exclusion of any part of such instrument solely relating to other locations occupied by Tenant). The failure by Landlord to disapprove any proposed food service management company or the legal arrangement embodied in the instrument delivered to Landlord shall constitute approval thereof. Landlord's right of approval of the legal arrangement shall relate solely to the provisions of the relevant instrument intended to assure operation of the Cafeteria at least to the standards required hereby and by Schedule REST, and to the term of the arrangement between Tenant and such food service management company, to assure Landlord that no claim against Landlord or the Premises might arise upon the expiration or termination of this Lease, and Landlord shall have no right of disapproval in respect of any other aspect thereof.

The instrument effecting the legal arrangement with the food service management company shall require such food service management company to maintain books and records appropriate to the computation of that part of Cafeteria Rent payable under paragraph b) of Section 3 below and to make such books and records for any lease year during which such

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management company is operating Space C available to Tenant for inspection and audit by Landlord during the thirty-six (36) calendar month period following such lease year.

     3. Tenant agrees to pay Landlord an annual rate of rent (the "Cafeteria Rent") for the Cafeteria space as follows:

     a) an amount equal to the Operating Expenses and Impositions of and for the Building per square foot of floor area for each twelve (12) calendar month period of the term of the Lease for Space C multiplied by twenty-nine thousand five hundred thirty-eight (29,538), which Landlord and Tenant agree is the number of square feet of rentable floor area in Space C.

          For any partial year, the annual rate of rent shall be prorated according to the number of days in such partial year Space C is under lease from Landlord to Tenant.

          Inasmuch as Operating Expenses are calculated on a calendar year basis, Operating Expenses which are payable by Tenant for any partial calendar year shall be based on a proration of Operating Expenses for the calendar year in which such partial calendar year falls. Impositions shall be payable according to that part of the term of this Lease for Space C which corresponds to the then current fiscal tax period, i.e., the period over which Impositions are payable; and

          Payment of that part of Cafeteria Rent on account of Operating Expenses shall be made monthly, in advance, concurrently with monthly installments on account of Base Rent. Each such monthly installment shall be based on the last computation of actual Operating Expenses, utilizing the same methodology of payment set forth in the grammatical paragraph beginning on Page 12 of this Lease as executed prior to any amendment thereof and ending on the top of Page 13 thereof for payments by Tenant on account of Operating Expenses, with an adjustment after the determination of actual Operating Expenses for any period during the term of this Lease for the Cafeteria space. Payment of Cafeteria Rent on account of Impositions shall be made concurrently with payments to be made on account of Impositions for other space leased to Tenant under this Lease, all as provided in
          Article X of this Lease; and

     b) the amount, if any, representing fifty percent (50%) of the net income received by Tenant for each calendar year during the term of this Lease for Space C, determined as follows.

          "Net income" means the amount by which payments to Tenant paid by the operator of the Cafeteria on account of the operation of the Cafeteria exceeds the sum of the following items: --

          i) a sum equal to SEVENTY-FIVE THOUSAND and 00/100 DOLLARS ($75,000.00), representing an agreed upon allowance for Tenant's overhead in the operation of the Cafeteria,

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          ii)  Cafeteria Rent payable for such calendar year, and

          iii) a sum on account of Tenant's Capital Cost, as hereinafter defined.

               The amount allocable to Tenant's Capital Cost for any calendar year shall be the total of: --

               A) the annual amortization amount determined by dividing (i) the dollar amount of each capital expenditure for the Cafeteria made by Tenant prior to or during such calendar year by (ii) the number of years, expressed in terms of whole and fractional numbers, remaining in the initial or then extended term, as the case may be, at the time such capital item was first placed in service (the "Annual Amortization Amount"), and

               B) an annual interest amount (adjusted for partial years) equal to the product achieved by multiplying (i) each capital expenditure which is the subject of the computation in clause A) above minus the cumulated Annual Amortization Amounts theretofore recovered by deductions from net income by (ii) a percentage equal to the Base Rate plus two percent (2%).

                    The purpose of making this computation is to take into account Tenant's cost of funds in making capital expenditures.

     If Tenant is operating the Cafeteria itself, then for the purpose of this
Section 3, net income means, for each calendar year, the amount by which net income from such operation computed in accordance with generally accepted accounting principles determined before the payment of fifty percent (50%) of net income to Landlord and without any allowance for depreciation or amortization or for Tenant's general overhead exceeds the sum of (x) SEVENTY-FIVE THOUSAND and 00/100 DOLLARS ($75,000.00), representing an agreed upon dollar figure for Tenant's general overhead, and (y) the amount allocable to Tenant's Capital Cost for such calendar year computed as set forth in clause
iii) above.

     Appropriate adjustments to any calculation called for by this Section 3 shall be made where any period of operation of the Cafeteria by Tenant is not for a full calendar year or is less than a full calendar year and for any period during which there is a total cessation of Cafeteria operations. For example, if the services of a food management company are terminated in the middle of a calendar year and Cafeteria operations are suspended for some period of time, the computation of net income shall be made for the "short" calendar year, and the deductions from net income for Tenant's general overhead and allocable Tenant's Capital Cost shall be proportionately adjusted. Not later than the later to occur of ninety (90) days following the end of each such calendar year and thirty (30) days following notice from Landlord to Tenant of the Operating Expenses and Impositions for such calendar year, Tenant shall compute the amount of rent, if any, remaining to be paid for such calendar year and, concurrently therewith, pay the same to Landlord. Tenant shall maintain appropriate records for the computation of net income from the Cafeteria and shall, on Landlord's reasonable request from time to time, make available to Landlord Tenant's records in support of Tenant's computation of net income during

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the thirty-six (36) calendar month period following the expiration of a calendar year for which such request is made.

     4. If Tenant shall exercise Tenant's option to extend the term of the Lease for Space C following the initial ten (10) year term thereof or following the expiration of the original term of the Lease for Space B, the annual rate of rent payable by Tenant to Landlord on account of Space C shall be the amount payable under Section 3 of this Article, Section 3 of Article III having no application to Space C.

     5. Tenant shall have no obligation continuously to operate a Cafeteria in Space C but, in all events, Tenant shall be obligated to make payment of the annual rate of rent specified in paragraph a) of Section 3 above.

     If Tenant shall elect to cease operating Space C as a Cafeteria (except for temporary cessations thereof), Landlord shall have the right to recapture Space C by giving notice to Tenant of Landlord's desire so to do no later than six (6) months following Tenant's notice of Tenant's intention to cease operation of Space C as a Cafeteria. A cessation of operations which is not temporary in nature but where Tenant shall have failed to give notice to Landlord of Tenant's election to cease such operation shall be treated as a notice of such intention given as of such cessation. Any such recapture shall be effective as of the later of the date of which Tenant notifies Landlord that Tenant's intends to cease operation of Space C as a Cafeteria or the date of such notice from Landlord to Tenant. If Landlord elects so to recapture Space C, this Lease shall terminate as to Space C as of the effective date of recapture with the same force and effect as if this Lease, only as to Space C, had expired as of such effective recapture date, and Landlord shall have the right to use Space C for any use permitted under Article IV of this Lease, subject to all of the provisions of such Article. Likewise, if Landlord shall not so elect to recapture Space C, Tenant shall have the right to put Space C to such use as may be consistent with a first-class office building in the financial district of Boston.

     6. If Landlord shall not have exercised Landlord's right of recapture thereof, Tenant shall have the right to sublet Space C with the prior consent of Landlord, such consent not unreasonably to be withheld. If any subletting for a use other than as a cafeteria shall occur, in lieu of the portion of the Cafeteria Rent described in Section 3 b) of this Article, the profit ("CS Profit") shall be divided between Landlord and Tenant on a 50%/50% basis. "CS Profit" is hereby defined to mean the amount by which rental received by Tenant from such subletting exceeds the leasing cost (the "Cafeteria Subleasing Cost") thereof. "Cafeteria Subleasing Cost" is hereby defined to mean Leasing Cost, as defined in Section 1 of Article VIII of this Lease, except the reference to Base Rent and additional rent referred to therein shall be treated as referring to Cafeteria Rent. Further, the last two grammatical paragraphs on Page 36 of this Lease, as originally executed prior to any amendment thereof, shall govern any obligation of Tenant to pay a share of profit to Landlord. A subletting by a Successor or Affiliate (except to a Successor or Affiliate) shall be subject to the provisions of this Section. The provisions of Section 1 (other than clause
(g) and (i)) and the second sentence of Section 2 of said Article VIII shall have no application to Space C. The second sentence of clause (i) of Section 1 of said Article VIII, with respect to Space C only, shall be deemed to read:
"Any governmental use, including, without limitation, an office of the Internal Revenue Service, Post Office or a United States employment office, shall be prohibited".

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     7.  If any such subletting shall occur, Landlord shall have the right to recapture Space C upon the expiration of the term of such subletting, as it may have been extended according to the terms of the sublease therefor, or earlier termination of each such sublease by giving notice to Tenant of Landlord's desire so to do no later than sixty (60) days following notice from Tenant (given not more than one (1) year prior to the expiration or earlier termination of such subletting) of the date of such expiration or earlier termination. Such recapture shall be on the terms and conditions provided above.

                                 ARTICLE XXII
                                 ------------
                                   THE CAFE
                                   --------

     1. Schedule P is hereby further amended by adding another classification of Space entitled Space S, consisting of approximately the area on the Lobby Floor of the Building formerly occupied by First Shop and the space on the loading dock level currently known as the Captain's office, all of which area is shown on Schedule CAFE, to be used by Tenant as a cafe, serving food, beer and wine (but beer and wine shall not be served until after 5:00 P.M. of Monday through Friday of the week; beer and wine may be sold at any lawful time on Saturday and Sunday) and non-alcoholic beverages for consumption on the premises and on a take-out basis. When weather permits, Tenant shall also have the right to use outside areas adjoining Space S and shown on Schedule CAFE, as a cafe and for no other purpose. During such use, such outside areas shall be treated as a part of Space S for all purposes, except for the computation of minimum rent.

     If Tenant or the operator of Space S shall sell alcoholic beverages therein, (a) Tenant or such operator shall obtain and maintain, for the benefit and protection of and naming as insureds Landlord, Landlord's managing agent, Tenant and such operator, liquor liability insurance in form and amount reasonably satisfactory to Landlord, and (b) Tenant or such operator shall be responsible for obtaining all permits and approvals required to so sell alcoholic beverages.

     The term of the Lease for Space S shall commence on the Commencement Date (hereinafter defined) and expire on August 31, 2003.

     The commencement date for Space S shall be the first to occur of (x) the date when Tenant shall open for business in Space S and (y) the expiration of ninety (90) days following the date when Landlord delivers to Tenant possession of Space S free of any other occupant and in the condition in which Space S is required to be put by Landlord pursuant to Schedule TFI annexed hereto (except for those items in Schedule TFI which will be performed during or after Tenant's construction). However, the Commencement Date shall not occur, in any event, before substantial completion by Landlord of the Congress Street Lobby and Plaza renovation work which is required by the terms of the Lease. Space S is leased "as is", without any obligation on the part of Landlord to bring Space S into the condition required by Schedule COND, but subject to Landlord's obligations specified in Schedule TFI annexed hereto. No Tenant Improvement Allowance shall be payable by Landlord except as provided in Schedule TFI.

     Space S is not a part of Space A or Space B during such term expiring on August 31, 2003.

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     If at the time Tenant is and intends to continue operating Space S as a
Cafe (and Tenant's exercise of the option hereinafter described shall constitute a representation that, at the time of such exercise, Tenant intends so to continue such use of Space S), Tenant shall have the option to extend the term of this Lease for Space S for a period which will end with the expiration of the initial term of the Lease for Space B. Tenant shall exercise such option of extension by notice to Landlord given not later than the last to occur of (i) August 31, 2002 or (ii) the expiration of thirty (30) days following notice from Landlord to Tenant, given not sooner than July 1, 2002, that Tenant's option of extension has not been exercised by Tenant. However, in any event, the term of the Lease for Space S shall expire on the day scheduled therefor, viz., August 31, 2003, without extension if such option to extend shall not have been exercised prior to such day even if Landlord shall not have given Tenant such notice.

     If Tenant shall exercise such option to extend, then Space S shall become a part of Space B for purposes of establishing the duration of the term of the Lease for Space S and the right of Tenant to extend the term of the Lease for Space S. Such rights of extension may be exercised only if at the time of such exercise Tenant is, and intends to continue, operating Space S as a Cafe (and Tenant's exercise of such rights of extension shall constitute a representation that, at the time of such exercise, Tenant intends so to continue such use of Space S).

     2.  With reference to Space S, Tenant agrees as follows:

     a) plans for the interior decor of Space S, and incidental decorative items proposed to be used on the Plaza which will be operated from time to time as a part of Space S, shall be submitted to Robert Brannen of Jung/Brannen Associates, Inc. for his approval and Tenant agrees to follow only those plans for such decor and incidental decorative features approved by Mr. Brannen or, if he is unavailable, by another individual associated with Jung/Brannen Associates, Inc.

          In other respects (i.e., other than interior decor), Tenant shall comply with the requirements of Section 6 of Article V of this Lease (even if the cost thereof shall be less than $500,000, but not if the cost thereof shall be less than $50,000); and

     b) the Cafe shall be operated in a first-class fashion suitable to and compatible with a first-class office building in the financial district of Boston. All of the terms and provisions of Section 2 b) of Article XXI shall be applicable to the Cafe, mutatis mutandis.
                                                          ------- --------

          Tenant has advised Landlord that Tenant presently intends to retain Sodexho to operate the Cafe for the account of Tenant, and Landlord hereby specifically approves Sodexho as an operator for the Cafe. If the engagement of Sodexho shall expire or is terminated, the applicable provisions of Section 2 b) of Article XXI shall govern the substitution of another food service management company, mutatis
                                                                   -------
          mutandis.
          --------

     3. Tenant shall have no obligation continuously to operate a Cafe in Space S but, in all events, Tenant shall be obligated to make payment of the annual rate of rent specified in Section 4 a) below. If no Cafe is being operated in Space S, no payment on account of percentage rent shall be a part of the annual rate of rent payable by Tenant.

     However, if, during the term of this Lease as to Space S, Tenant shall elect to cease operating Space S as a Cafe (other than a cessation of operations which is temporary in nature), Landlord shall have the right to recapture Space S by giving notice to Tenant of Landlord's desire so to do no later than twelve
(12) months (except that, after the first five (5) Lease Years of the term of this Lease for Space S, the notice period shall be six (6) months rather than twelve (12) months) following Tenant's notice of Tenant's intention to cease operation in Space S as a Cafe. A cessation of operations which is not temporary in nature but where Tenant shall have failed to give notice to Landlord of Tenant's election to cease such operations shall be treated as a notice of such intention given as of such cessation.

     Any such recapture shall be effective as of the later of the date as of which Tenant notifies Landlord that Tenant intends to cease operation of Space S as a Cafe or the date of such notice from Landlord to Tenant. If Landlord elects so to recapture Space S, this Lease shall terminate as to Space S as of the effective date of recapture with the same force and effect as if this Lease as to Space S had expired as of such effective recapture date, and Landlord shall have the right use Space S for any use which may be consistent with the street floor of a first-class office building in the financial district of Boston, subject, however, to the provisions contained in Section 1 of Article IV of this Lease. Likewise, if Landlord shall not so elect to recapture Space S, Tenant shall have the right to put Space S to such use as may be consistent with the street floor of a first-class office building in the financial district of Boston, which use shall have been approved by Landlord, such approval not to be unreasonably withheld.

     4. Tenant agrees to pay to Landlord an annual rent ("Cafe Rent") for Space S of the greater of:

     a) a minimum annual rent ("Minimum Annual Cafe Rent") at the rate of FIFTY-FOUR THOUSAND NINE HUNDRED NINETY and 00/100 DOLLARS ($54,990.00), representing $30.00 multiplied by 1,833, the number of square feet of rentable area in Space S, exclusive of 398 square feet of adjacent storage space, which is not to be included in the computation of annual rent, plus the amount, if any, by which experienced Operating Expenses and experienced Impositions for each calendar year (or partial calendar year) of the term of this Lease for Space S exceeds, respectively, the Cafe Operating Expenses Stop and the Cafe Impositions Expense Stop (the "Escalations").

          The "Cafe Operating Expenses Stop" means experienced Operating Expenses per square foot as computed in accordance with Section 2 of
          Article III of this Lease for calendar year 1994.

          The "Cafe Impositions Stop" means Impositions (as defined in Article X of this Lease) experienced during tax fiscal year 1993 on the same per square foot basis. Both Stops shall be computed on a square foot basis, and the appropriate computations made by reference to the number of square feet of rentable area for which minimum annual rent for the Cafe is charged; and

     b) the sum of the Minimum Annual Cafe Rent and the Escalations specified in paragraph a) above and a percentage rent equal to the amount, if any, by which eight percent (8%) of gross sales from Space S and the outdoor area exceeds Minimum Annual Cafe Rent and the Escalations payable for each calendar year (or partial calendar year) of the term of the Lease for Space S.

          The term "gross sales" means the total dollar amount of sales, for cash or on credit, of all sales of food, beverages, merchandise and service at, in, on or from Space S and the outdoor area but not including any sums collected and paid out by Tenant for any sales or retail tax imposed by governmental authority or gratuities collected by Tenant and paid out to employees.

     Payments on account of Minimum Annual Cafe Rent shall be made in monthly installments, in advance, on the first day of each calendar month during the term of the Lease for Space S equal to FOUR THOUSAND FIVE HUNDRED EIGHTY-TWO and 50/100 DOLLARS ($4,582.50), and a proportionate amount thereof for any fractional month during the term plus one-twelfth (1/12th) of amounts, if any, payable on account of Operating Expenses and Impositions Escalations, as reasonably estimated by Landlord for the relevant period.

     Landlord shall certify to Tenant the experienced Operating Expenses and experienced Impositions, each on a square foot basis, for each calendar year. Upon the later to occur of ninety (90) days following the end of each calendar year of the term of this Lease for Space S and thirty (30) days following notice from Landlord to Tenant of such experienced Operating Expenses and experienced Impositions, respectively, Tenant shall certify to Landlord the dollar amount of gross sales from Space S and the outdoor area for such calendar year and shall compute the amount of rent, if any, remaining to be paid for the relevant calendar year and, concurrently therewith, pay the same to Landlord or Landlord shall thereupon refund any overpayment of Escalations to Tenant. Tenant shall maintain appropriate records of gross sales from Space S and the outdoor area throughout the term of this Lease for Space S and shall, on Landlord's reasonable request from time to time, make available to Landlord Tenant's records in support of Tenant's certificate of gross sales during the thirty-six
(36) calendar month period following the expiration of the calendar year for which such request is made.

     5. If Tenant shall exercise Tenant's option to extend the term of this Lease for Space S following the initial ten (10) year term thereof or following the expiration of the original term of this Lease for Space B, the annual rate of rent payable by Tenant to Landlord on account of Space S shall be the amount payable under Section 4 of this Article, Section 3 of Article III having no application to Space S.

     6. If Landlord shall not have exercised Landlord's right of recapture thereof upon Tenant discontinuance of a Cafe in Space S, Tenant shall have the right to sublet Space S with the prior consent of Landlord, such consent not unreasonably to be withheld. If any subletting shall occur, the profit ("Cafe Subletting Profit") shall be divided between Landlord and Tenant on a 50%/50% basis. "Cafe Subletting Profit" is hereby defined to mean the amount by which rental received by Tenant from such subletting exceeds the leasing cost (the "Cafe Subleasing

Cost") thereof. "Cafe Subleasing Cost" is hereby defined to mean Leasing Cost, as defined in Section 1 of Article VIII of this Lease, except the reference to Base Rent and additional rent referred to therein shall be treated as referring to Cafe Rent. Further, the last two grammatical paragraphs on Page 36 of this Lease, as originally executed prior to any amendment thereof, shall govern any obligation of Tenant to pay a share of profit to Landlord. A subletting by a Successor or Affiliate (except to a Successor or Affiliate) shall be subject to the foregoing provisions of this Section 6. The provisions of Section 1 (other than clauses (g) and (i)) and the second sentence of Section 2 of said Article VIII shall have no application to Space S. The second sentence of clause (i) of
Section 1 of said Article VIII, with respect to Space S only, shall be deemed to read: "Any governmental use, including, without limitation, an office of the Internal Revenue Service, Post Office or a United States employment office, shall be prohibited."

     7. If Tenant shall sublet Space S pursuant to Section 6 above, Landlord shall have the right to recapture Space S upon the expiration of the term of such sublease (as it may be extended pursuant to the provisions of such sublease) or earlier termination of each such sublease by giving notice to Tenant of Landlord's desire so to do no later than sixty (60) days following notice from Tenant (given not more than one (1) year prior to the expiration or earlier termination of such subletting) of the date of such expiration or earlier termination. Such recapture shall be on the terms and conditions provided above.

     B. The Schedules attached hereto and referred to in Articles XXI and XXII added to the Lease by this Amendment are hereby added to the Lease.

     C. Tenant agrees with Landlord that the operation of a sundries shop on Floor 1B of the Building is a permitted use of space on that Floor.

     D. Except only as expressly amended hereby, the Lease shall continue in full force and effect.

     WITNESS the execution hereof as an instrument under seal as of the date first above written.

                              LANDLORD:

                              EQUITABLE FEDERAL STREET REALTY
                              COMPANY LIMITED PARTNERSHIP

                              By: 100 FEDERAL STREET REALTY
                              CORPORATION, Its General Partner


                              By:  /s/ CLARENCE T. HARWOOD
                                 -------------------------
                                 Its President

                              TENANT:

                              THE FIRST NATIONAL BANK OF BOSTON


                              By:  /s/ THEODORE M. EDSON
                                 -----------------------
                                 Its Director, Facilities

36697

                                 SCHEDULE TFI
                                 ------------
                        Improvements to Lobby Cafe Area
                        -------------------------------

    Landlord and Tenant have agreed that the division of responsibility for the lobby cafe area will be as follows:

    1. Landlord will provide, at its sole cost, all the requirements of Schedule COND, as appropriate, and the following:

          a. An exterior door to the plaza in the location specified on Schedule DOOR which complies with the Americans with Disabilities Act.

          b. Final connections to building utility systems of Tenant installed equipment at the perimeter of the space.

    2.    Tenant will be responsible for the following:

          a. Design and layout of the space, which will be subject to Landlord's approval, which will not be unreasonably withheld or delayed. Failure of Landlord to approve or disapprove Tenant's plans within 30 days of submission shall constitute Landlord's approval.

          b.   The procurement and delivery of all trade fixtures to the site.

          c. Location of trade fixtures within the site, all prepared for Landlord's final connection to building systems at the perimeter of the space.

          3. Landlord will pay to Tenant, as a Tenant Improvement Allowance for the work required in Space S to prepare the same for its intended use, not exceeding the sum of $137,475. Such Allowance shall be subject to the terms and condition of Section 3 of Article XVI.